Exhibit 23(b)—Consent of L.L. Bradford & Company, LLC

 Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated April 8, 2016, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the consolidated financial statements of ABCO Energy, Inc. which appears in this Registration Statement on Form S-1.

/s/ Thayer-O’Neal Company
Las Vegas, Nevada
January 20, 2017